UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2015

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Wolverine Bancorp, Inc. with the Securities and Exchange Commission on March 3, 2015 (the “Original Filing”).  The sole purpose of filing this Amendment No. 1 is to correct an inadvertent reference in the Original Filing to a “dividend” rather than to a “stock repurchase plan.”

Item 8.01                      Other Events

On March 3, 2015, the Board of Directors of Wolverine Bancorp, Inc. (the “Company”) authorized an increase in the number of shares that may be repurchased pursuant to the Company’s current stock repurchase plan. Under the expanded repurchase plan, the Company is authorized to repurchase up to an additional 5% of its issued and outstanding shares, or up to approximately 110,664 shares.

A copy of the press release dated March 3, 2015 giving details associated with the stock repurchase plan is attached as Exhibit 99 to this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.

	99	Press release dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.
DATE: March 4, 2015	By:	/s/ Rick Rosinski
Rick Rosinski
Chief Operating Officer